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                                    AGREEMENT
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         This  Programming  Services and Equity Agreement is made this _____ day of June, 1999, by and among Nightingale-Conant Corporation ("N-C"), a Delaware Corporation, with its principal place of business located at 7300 Lehigh Avenue, Niles, Illinois 60714, and Personal Achievement Live ("PAL"), a California limited liability company, with its principal place of business located at 114 Sansome Street Suite 1410, San Francisco, California 94104 and Information Network Radio, Inc. ("INR"), a California corporation with its principal place of business located at 114 Sansome Street, Suite 1410, San Francisco, California 94104.


                                    RECITALS

         1. N-C is in the business, among other things, of publishing and selling literary works, ("Programs") many of which are in the form of sound recordings which feature authors expounding on subjects related to personal achievement in areas, including but not limited to, success, health, inner self, wealth and business.

         2. N-C in conjunction with Q2 , LLC, a California limited liability company, with its principal place of business located at 114 Sansome Street Suite 1410, San Francisco, California 94104, has produced and syndicated programming for the existing Personal Achievement Network ("PAN") under a Radio Programming and Syndication Agreement dated September 21, 1998 on personal achievement subjects, which is broadcasted by affiliated radio stations, in local markets throughout the United States and Canada.

         3. PAL, through its Radio License Agreement dated June 3, 1998 between CD Radio Inc. ("CDR"), a Delaware corporation with its principal offices at 1221 Avenue of Americas, New York, New York 10020, is in the business of providing radio broadcast programming to CDR for the purpose of broadcasting radio programming via digital satellite broadcast technology to subscribers of CDR's services, and intends to substantially feature a personal achievement format. INR, a California corporation, is PAL's parent, and has formed other limited liability companies with the purpose of providing satellite radio broadcast programming to CDR, and other digital satellite radio broadcast providers, throughout the United States, its territories and possessions.

         4. PAL wants N-C to furnish PAL with recorded personal achievement material owned by, or licensed to, N-C, for broadcast on PAL's satellite broadcast channel on CDR on an exclusive basis and subject to N-C's prior approval, and N-C wants to furnish those materials to PAL, all on the terms and conditions hereinafter contained.

         For good and valuable consideration, the parties agree as follows:


                                   AGREEMENTS

                               Article 1. Recitals

         The above recitals are hereby incorporated by reference and are made a part of this Agreement.

                                                                    Exhibit 10.3

       Article 2. PAL to Operate Satellite Broadcast Programming Services


Section 2.01.  PAL Broadcast Services.

         PAL shall operate satellite radio broadcast programming services in conformity with all applicable laws, rules and regulations, as well as in conformity with the terms and conditions of this Agreement and under its June 3, 1998 Agreement with CDR. PAL shall develop and broadcast personal achievement information as the majority of its 24-hour broadcast feed to CDR. For the purposes of this Agreement, "Personal Achievement Format" means material intended to enhance a person's success, health, inner self, wealth, and business performance and contains N-C, and other audio publisher's, sound recording materials.

Section 2.02. PAL to Develop Commercials Featuring N-C Audio Programs.

         PAL, at its own cost, shall prepare thirty-second, sixty-second and up to thirty-minute commercials ("PAL Commercials"), in a format suitable for radio broadcast, featuring N-C Programs and broadcast within the PAL format on the CDR satellite radio broadcast service. Before airing any commercials, PAL must submit its product selection and advertising copy to N-C, for its written approval, which will not be unreasonably withheld or delayed. PAL shall include a designated 800 number within each commercial, and shall solely be responsible for the costs of all telemarketing and fulfillment services incurred by it in connection with the PAL Commercials. PAL shall air the PAL Commercials according to its own determination and scheduling and shall be the party responsible for the collection of all sales revenue and be the recipient of all sales proceeds from product sales generated by the PAL Commercials.


                  Article 3. N-C to Provide Broadcast Segments

Section 3.01. N-C to Provide PAN Segments.

         N-C agrees to make available to PAL any, or all, of the recorded segments from the Personal Achievement Network program archive ("PAN Segments"), whether existing now, or hereafter created. N-C has to date created, and provided masters approximately three thousand eight hundred digital audio formatted ("DAT") audio segments under the PAN Agreement. PAL acknowledges that N-C has delivered these PAN Segments to it.

Section 3.02. Additional New N-C Programming for PAL.

         During the term of this Agreement, PAL will from time to time request Programs which it wishes to license hereunder from N-C. N-C, in addition, may suggest other Programs to PAL. Nevertheless, N-C shall make the decision which Program it licenses, and its decision will not be subject to challenge. Programs N-C licenses to PAL hereunder, whether now in existence or authored hereafter, are referred to as "Licensed Programs."

         PAL must edit the Licensed Programs at its costs, unless PAL elects to engage N-C to perform editing services for it under Section 3.04. PAL must submit each Program it edits to N-C for its approval, which will not be unreasonably withheld or delayed. N-C will, and shall be, the owner of each edited Program, and the copyrights therein, and PAL will not acquire any rights of any kind by virtue of any editing it performs, or which may be performed under its direction. PAL must confine its editing to changes necessary to convert the Program into radio format. PAL must not change, or alter the context or meaning of any material contained in any Program.

         N-C shall provide PAL with broadcast D.A.T. masters (hereinafter "Broadcast Masters") of each Licensed Program. N-C shall furnish PAL the following with respect to each Licensed Program:

                  a. A duplicate unmixed digital audio master from the edited Program in D.A.T. format, when available or an unmixed analog tape master if the Licensed Program is not available on DAT, and

                  b. A script, in hard copy or computer disk if available, of each master of each Licensed Program, which PAL shall use to select two to four minute segments ("PAL Segments") which PAL will include in its programming and use to prepare its on-air commentary concerning the segments provide.

         PAL shall prepare a reference log, containing an index of all such PAL Segments, and PAL will from time to time send a current copy of the index to N-C, upon N-C's request.

         PAL acknowledges that N-C does not possess radio broadcast rights to all of the sound recordings licensed to (or even owned by) it, and that N-C will prepare Broadcast Masters of Licensed Programs from materials to which N-C holds or acquires such broadcast rights. As it may be difficult and/or costly to obtain radio broadcast rights, N-C will only attempt to obtain them when N-C, in its sole and absolute discretion, believes the attempt is justifiable. N-C represents and warrants that N-C owns or possesses such rights with respect to the material used in, or used in the preparation of, Broadcast Masters provided to PAL. N-C shall furnish PAL with material on the following subjects:

                  a. Healthy lifestyles,

                  b. Success skills,

                  c. Business skills,

                  d. Wealthbuilding,

                  e. Inner self and spiritual

from Programs chosen by N-C, in consultation with PAL. PAL further acknowledges that N-C may, from time to time, lose radio broadcast rights for PAL Segments previously furnished to PAL, in which case PAL's license to broadcast such PAL Segment under Article 4 shall cease.

Section 3.03.  N-C On-Air PAL Promotions.

         PAL agrees to provide N-C the right to a ten to fifteen (10-15) second on-air promotion ("Plug") of a toll-free 800 number for PAL listener's to receive information on N-C's programs.

         Pal will broadcast each day the number of N-C Plugs equal to the greater of:

                  (i) the sum of 24 multiplied by a fraction, the numerator of which is the number of minutes of all programming during the preceding month, excluding news, commercials and public service announcements and the denominator of which is the number of minutes of N-C's Licensed Programs broadcast during that month (PAL shall make such calculation monthly on the first business day of each month); or

                  (ii) Eight.

         PAL may not air more than one N-C Plug each hour. N-C shall pay PAL $10.00 for each "collected sale" made by N-C of an N-C proprietary six audiocassette product generated by an N-C Plug. N-C shall pay PAL 20% of "collected revenues" excluding all sales taxes, handling, shipping and similar charges on N-C's sales of any of N-C's other products generated by an N-C Plug and is sourced through a dedicated toll free number(s) used exclusively for on air promotions. For the purposes of this Agreement, a "collected sale" is a sale made by N-C where the customer has actually paid the purchase price to N-C and "collected revenues" are revenues actually received by N-C from the sale of its products. N-C will make payments to PAL quarterly, within thirty (30) days after the end of each quarter. N-C will subtract from payments to PAL the appropriate calculation for returns and credit card reversals.

Section 3.04. N-C Recording and Editorial Services.

         PAL may from time to time wish to engage N-C to edit Licensed Programs. In such case, PAL shall make a written offer to engage N-C. The offer must include (a) scope of the representation, (b) applicable specifications and (c) estimated studio time. N-C may accept or reject any offer. The following terms shall apply, however, in each instance where N-C accepts an offer to provide editing services:

                  (i) N-C will charge PAL for all direct and indirect costs, including a reasonable allocation for overhead.

                  (ii) N-C will not make any profit in connection with any such services.

                  (iii) N-C will bill PAL monthly, and PAL must pay N-C's invoices within 30 days after submittal.

Section 3.05. Labor Costs.

         N-C is not now a signatory to any collective bargaining agreement with any labor union representing any persons authoring or performing (or both) on any Broadcast Segments. The parties acknowledge that N-C's production Broadcast talent fees, and in some cases production fees, may dramatically increase (a "Labor Increase"), if N-C becomes a signatory to such an agreement, or otherwise becomes subject to unionized pay structure for either or both its authors and its performers. PAL, within 30 days after N-C's written request, agrees to either

         a) pay any performance, or similar fee, which N-C becomes obligated to pay because of any broadcast of Licensed Programs under this Agreement as well as any production costs N-C incurs which specifically arise because of the broadcast, or anticipated broadcast of Licensed Programs under this Agreement, or
         b) cease broadcast of any Licensed Program subject to a Labor Increase, in which case PAL shall give written notice of such cessation within the 30 day period.


                        Article 4. N-C's Grant of Rights

Section 4.01. Rights.

         During the term of this Agreement:

                  a. N-C grants the royalty free, exclusive right to PAL to broadcast by means of Digital Satellite radio, the PAL Segments and PAN Segments, throughout the United States, its territories and possessions. PAL may broadcast such Segments only on CDR's Station featuring the Personnel Achievement Format (or on a CDR affiliate broadcast service), and in connection therewith, on Landline or end courier to CDR's designated satellite uplink service provider.

                  b. N-C agrees not to provide radio programming any other digital satellite radio broadcast services within the United States and Canada. This restriction shall not in any way, however, limit or restrict N-C from airing short-form or long-form commercial as part of a commercial or public relations message, on any conventional terrestrial radio station.

         The rights granted to PAL herein are specifically limited to the rights to broadcast via digital radio satellite any PAN or PAL Segment through CDR, or on a CDR affiliate subscription service, and shall specifically not include the right to broadcast via radio for free home reception to the public, or any other media that delivers audio content to consumers. Nothing contained herein, however, shall prevent or restrict PAL's right or ability to conduct and broadcast an on air, or pre-recorded interview of an author of an N-C product.

Section 4.02.  Withdrawal of Segment.

         N-C may at any time, and from time to time, withdraw from this license any PAN or PAL Segment previously furnished to PAL, or otherwise subject to the license herein granted, should N-C lose the radio broadcast rights to that Segment, or should the continued broadcast of the Segment no longer, in N-C's sole opinion, be in N-C's best interests. N-C shall notify PAL, in writing, of the withdrawal of any Segment. N-C, as soon after the withdrawal as is practical, shall furnish PAL with a replacement Segment or Segments, of comparable length, to the Segment (or Segments) withdrawn. Once N-C gives notice that a Segment is withdrawn, PAL's license to broadcast that Segment shall terminate within thirty (30) days after the delivery of such notice, and PAL, to the best of its abilities through the satellite radio broadcast services it has contracted with, shall not broadcast that Segment at any time thereafter.

Section 4.03  Rights Reserved.

         N-C reserves to itself all rights not specifically granted to PAL. PAL must broadcast each Segment in its entirety, in a single continuous time period, interrupted only by commercial, public service and station break announcements and other interruptions dictated by time constraints, and in such cases PAL, with N-C's prior consent, will edit the material but only in a way as to maintain the integrity of the subject Segments. Under no circumstances, except as is otherwise specifically provided herein, may PAL, or the satellite radio broadcast services it has contracted with, delete or reposition any of N-C's or any author's copyright notices, and/or credits or adversely, in any way, affect the artistic or sound quality of any segment, or interfere with its continuity. PAL may not make any copies or phonorecords of any Segment, except for in-house music license fee, and/or FCC usage purposes. N-C shall furnish PAL with a duplicate D.A.T. Broadcast Master if PAL certifies to N-C, in writing, that the original master is lost, damaged, or is otherwise not useable. Within thirty
(30) days after the termination of this Agreement, PAL must return to N-C all Broadcast Masters of all PAN and PAL Segments in its possession or under its control, along with a written certification of PAL officer that either PAL has not made, or caused to be made, any copies or phonorecords of any Broadcast Masters, or has made such under the terms and conditions of this Agreement, and all such copies or phonorecords have been delivered to N-C.

Section 4.04.  Right to Market and Purchase N-C Products.

         N-C further grants to PAL the non-exclusive right to advertise and promote N-C's Programs through PAL's Commercials broadcast via satellite by CDR, or any other CDR affiliated subscription service. PAL may purchase from N-C, for re-sale to the general public, N-C's six-cassette audiocassette Program at a price of twelve dollars ($12.00) per album, plus freight and an additional $3.50 charge per album fulfillment charge if PAL contracts with N-C to perform necessary fulfillment services. Notwithstanding anything contained herein to the contrary, however, N-C may increase the Program's purchase price from time to time, and at any time upon 90 days prior written notice, but no sooner than the second anniversary of this Agreement to reflect any increase in N-C's actual material and/or labor costs.

         The purchase prices under this section are limited to prices for six audiocassette products (with workbooks) published by N-C, and applicable to neither (a) N-C's deluxe programs, nor (b) programs published by others but sold by N-C (so called "pick up products").

Section 4.05.  Right of Opportunity.

         N-C will notify PAL in writing if N-C wishes to license rights to broadcast of any of its products in a radio format not covered by the license granted hereunder, including, for example, pay-per-listen, cable radio, Internet radio, and AM or FM radio syndication. If PAL is interested in acquiring such rights, it will so notify N-C within fifteen (15) days after receipt of N-C's notice, and the parties agree to thereupon negotiate in good faith upon the terms of a license. If the parties are unable to enter into a definitive written agreement within forty-five (45) days after N-C's notification, then N-C may negotiate with others, and may enter into an agreement to license such rights with any party of its choosing, without further restriction by this Agreement. Nothing contained herein, however, shall restrict or prohibit or otherwise affect N-C's right to sell, assign or license its rights to any work in any media now known or hereafter known, other than satellite radio broadcast technology.

                           Article 5. Responsibilities

Section 5.01 PAL to Develop Programming.

         PAL shall develop a Personal Achievement Format for broadcast via satellite radio broadcast technology. The format includes the PAN and PAL Segments licensed to PAL hereunder by N-C. Those segments will account for most of, but not all of, PAL's programming. Personal Achievement Format will also include announcer commentary, commercials, news, music, weather, and other programming consistent with the personal achievement theme. PAL alone shall be responsible for ensuring that all content, including the PAN and PAL Segments, along with other content broadcast by PAL, complies with the Federal Communications Act and all regulations promulgated thereunder. PAL shall operate the its broadcast and programming services in accordance with all applicable laws and ordinances, and will take no action, or omit to take any action, which would harm either N-C's reputation or the reputation of any author of any of the Segments. PAL must maintain a written log of the PAN and PAL Segments used, including the title of each PAN and PAL Segment and the time it is aired or module that it was included with.. PAL shall deliver a copy of the segment log to N-C upon N-C's request. PAL shall submit scripts pertaining to N-C, and any PAL commercials promoting N-C products, to N-C, or its designated agent for its approval, which approval will not be unreasonably withheld. N-C will be deemed to have approved a script if it does not disapprove it within five (5) business days after its receipt.

Section 5.02.  Either Party May Inspect Facilities.

         Either party, at any time, and from time to time, during normal business hours, upon giving the other reasonable notice, may inspect the other party's offices and records kept with respect to this Agreement to determine whether the other party is abiding by its obligations. Each party agrees to cooperate with the other during all such inspections, and to furnish the other with any documents requested relevant to this Agreement.

Section 5.03.  Taxes.

          PAL shall pay and hold N-C harmless from all taxes and related charges, assessments and other fees now or hereafter imposed or based upon or resulting from the delivery, exhibition, possession or use by PAL of the Segments licensed hereunder. PAL will be responsible for sales taxes on such N-C Programs sold by PAL through PAL programming.


                                Article 6. Names

         PAL shall retain and regularly update on a computer database (the "database") the names, addresses and other relevant information of all actual and potential customers generated by PAL Commercials. PAL hereby grants to N-C the following rights in and to PAL's database and the content thereof:

                  a. PAL from time to time shall furnish a current copy of the database to N-C, upon its request, so that N-C may promote the sale of its products, in any formats now known or later developed.

                  b. N-C may not exchange, rent, or lease the database or the data therefrom to any third party.

                  c. N-C shall reimburse PAL for the actual cost of any computer run costs incurred by PAL regarding any special selects requested by N-C, including by way of example, and not in limitation, zip code specific and gender related data.

         N-C grants to PAL the royalty free, single use right to use N-C's list of names, and addresses of actual and potential customers generated by N-C Commercials to allow PAL to promote itself when it launches a new programming format or otherwise desires to make an announcement to the general public. PAL acknowledges N-C's lists are N-C's trade secrets and agrees to keep the contents confidential, and in a secure location. PAL further agrees to communicate the confidentiality of such information to all persons having access to it.


                                 Article 7. Term

Section 7.01. Initial Term.

         This Agreement shall begin on the date hereof, and unless terminated earlier, shall end seven (7) years therefrom. If PAL does not begin broadcasting PAL programming on the CDR satellite radio broadcast service before June 30, 2001 this Agreement will be automatically terminated, and all materials provided to PAL by N-C shall be returned within thirty (30) days, and all rights granted to PAL herewithin shall terminate.

Section 7.02. Renewal.

         This Agreement may be renewed for a consecutive five-year terms after expiration of the initial term by mutual agreement of both parties, provided the following conditions have been met:

                  a. The notice of renewal must be agreed to, in writing by both parties no later than sixty (60) days before the end of the prior term and;

                  b. Neither party is in material default of any of the material provisions of this Agreement, beyond any applicable cure periods, and that the Agreement upon the date of such renewal notice is in full force and effect; and

                  c. PAL at the time of renewal notice features a personal achievement format during a majority of its programming day.

         The parties, if they wish, may together waive the requirements of a or b (or both above). Neither party, however, may unilaterally waive the requirements of a, and the breaching party may not unilaterally waive the requirements of b

Section 7.03.  Bankruptcy and Default.

                  (a) If PAL materially defaults in any of its obligations hereunder, and such default continues for a period of ten (10) days after notice, or, if PAL is adjudicated a bankrupt, or files a petition in bankruptcy, or makes an assignment for the benefit of creditors or takes advantage of the provisions of any bankruptcy or debtor relief act, or if any involuntary petition in bankruptcy is filed against PAL and is not vacated or discharged within thirty (30) days, then, and upon the occurrence of any one or more of such events, and without prejudice to any right or remedy which may be available to N-C, at law or in equity, and without in any way discharging or releasing PAL from any of its obligations under this Agreement, N-C shall have the right to terminate each and all of the rights of PAL and/or suspend the further delivery of Segments until such defaults have ceased and have been remedied.

                  (b) If N-C incurs any expenses for legal services, court costs, and associated expenses by reason of any of the foregoing, the sum or sums so paid by N-C and the amount of such fees, costs and associated expenses shall be payable forthwith by PAL to N-C, together with interest thereon at ten
(10) percent per annum from the due date thereof until actual payment.

                  (c) If N-C materially defaults in any of its obligations hereunder, and such default continues for a period of ten (10) days after notice, or, if N-C is adjudicated a bankrupt, or files a petition in bankruptcy, or makes an assignment for the benefit of creditors or takes advantage of the provisions of any bankruptcy or debtor relief act, or if any involuntary petition in bankruptcy is filed against N-C and is not vacated or discharged within thirty (30) days, then, and upon the occurrence of any one or more of such events, and without prejudice to any right or remedy which may be available to PAL, at law or in equity, and without in any way discharging or releasing N-C from any of its obligations under this Agreement, PAL shall have the right to terminate this Agreement.

                  (d) If PAL incurs any expenses for legal services, court costs, and associated expenses by reason of any of the foregoing, the sum or sums so paid by PAL and the amount of such fees, costs and associated expenses shall be payable forthwith by N-C to PAL, together with interest thereon at ten
(10) percent per annum from the due date thereof until actual payment.


                             Article 8. Contingency

         8.1 INR intends to make a public offering of its common stock, and on April 19, 1999, filed a registration with the Securities and Exchange Commission ("SEC"). INR, upon execution of this Agreement, as further consideration for the rights granted by N-C, agrees to transfer to N-C 12,500 of INR's fully paid non-assessable common stock, free and clear of any liens or encumbrances of any kind or nature. INR shall cause N-C's stock to be registered with the SEC, free of any cost to N-C, as part of INR's registration. INR represents that 12,500 shares of INR common stock is, as of the date hereof, equivalent in value to 50% of the membership units of PAL, according to a bona fide appraisal made by PIA Consulting dated March 22, 1999, of all of INR's satellite radio channels.

         In the event INR shall issue additional shares (other than the current public offering), which would have the effect of substantially diluting the interest of N-C in INR stock, N-C shall have the right to purchase, at the same price as the offering price for such additional shares, the number of shares that will permit N-C to remain substantially undiluted. This clause shall not apply to stock issued for property for fair value or for INR company stock option plans. Substantial dilution shall mean dilution of N-C's interest to less than 4% of the capital of INR on a fully diluted basis. This right shall not be assignable or transferable.

         8.2. If INR does not make a public offering by December 31, 1999, then it shall immediately cause the transfer to N-C of 50% of PAL's membership units, against delivery of N-C's stock in INR, and INR and N-C shall amend PAL's operating agreement in certain respects. The parties have not as yet concluded all of their negotiations concerning the transfer, and the amendment of PAL's operating agreement. Nevertheless, the parties intend that under such circumstances that they will enter into, and execute a definitive amendment to PAL's Operating Agreement memorializing their agreements. The amendment, among other things, will provide that:

                  a. INR has transferred to N-C 50% of PAL's membership units free and clear of all liens and encumbrances; and

                  b. INR grants to N-C a right of first refusal with respect to any offers, to sell or transfer any of INR's membership units in PAL. INR must give N-C, within ten days after its receipt, a copy of any offer (an "Offer") it wishes to accept to purchase, or otherwise transfer, any interest in PAL. N-C will upon receipt of the offer have an option to purchase all, but not less than all of such units on all of the terms and conditions of the Offer, for a thirty day period after it receives notice. N-C may only exercise its option in writing. N-C shall be deemed to have refused to exercise its option if it does not give written exercise of option to INR within the thirty day period provided; and

                  c. INR shall provide N-C with a fair and reasonable mechanism to prevent N-C's interest in PAL from being diluted.

                  d. Members holding 65% of the membership units must approve any material actions affecting PAL's capital structure, direction, organization, and policies, including but not limited to approval of:

                  (i)      budgets;

                  (ii)     loans in excess of $100,000.00;

                  (iii)    executive's salaries;

                  (iv)     changes in capitalization;

                  (v)      changes in business purpose;

                  (vi)     changes in Manager;

                  (vii)    distributions to Members;

                  (viii)   liquidation, merger or consolidation;

                  (ix)     commencement, settlement or compromise of litigation;

                  (x)      selection  of   accountants,   attorneys   and  other
                           professional advisors;

                  (xi)     material agreements;

                  (xii)    sale of substantially all of PAL's assets;

                  (xiii)   Amendment of Operating Agreement;

                  (xiv)    commencement of bankruptcy;

                  (xv)     authorization of any additional units;

                  (xvi)    entry    into    joint    ventures,     partnerships,
                           establishment of subsidiaries.

                  e. That there is then no litigation pending or threatened against PAL or INR, or both, or their respective properties or assets, which may have a materially adverse affect on PAL or its operations, PAL is then in compliance with all applicable governmental rules, regulations and ordinances and is duly organized and existing under the laws of California, and has all necessary authority and approvals to conduct business, and there are no outstanding warrants, rights, subscriptions or other commitments where PAL may be obligated to issue, deliver or sell any of its units.

                  f. PAL's Manager, at the time of said Amendment, shall be John Douglas, or such other person or entity acceptable to members holding 65% of the membership units of PAL.

                  g. Such other terms as a similarly situated investor may reasonably believe are necessary or advisable to protect its interests and investments in PAL.

         8.3. If the parties do not enter into a definitive written amendment to PAL's operating agreement within 90 days after the date INR is obligated to transfer 50% of PAL's membership units to N-C, then the parties must, within 10 days after the end of the 90 day period, submit any disputes which they may have in regard to the amendment to mediation before and with the mediation services of the American Arbitration Association, at Chicago, Illinois, and for a period of three months after submittal must negotiate in good faith, with the mediator's assistance, to resolve any such disputes. Each party shall bear one-half of the costs of the mediation. If the parties, after using reasonable bona fide efforts, are not able to resolve their differences, then the parties must, within 15 days notice after expiration of the three month period, submit any unresolved dispute before, to and under the rules then pertaining of the American Arbitration Association, again at Chicago, Illinois, for binding arbitration, to resolve those disputes, utilizing this Agreement as a guide to such resolution. Each party shall bear one-half of the costs of the arbitration.

         8.4 N-C may declare PAL's rights under this Agreement to be non-exclusive, if at any time either N-C's interest in PAL falls below 50% of the total outstanding membership units, or N-C's interest in INR falls below 4% of the total of the outstanding and issued common stock.


                           Article 9. Indemnification

                  (a) Each party assumes liability for, and shall indemnify, defend, protect, save and hold harmless the other from and against any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, damages and expenses (including legal fees and expenses) of whatsoever kind and nature arising out of any breach or alleged breach by such party of any of its warranties or representations, covenants or obligations made pursuant to this Agreement. Further, N-C shall indemnify and hold PAL harmless for any such loss caused because any breach of any of N-C's representations, or because the Segments, commercials, or infomercials furnished by N-C breach, or are alleged to have breached, any copyright, trademark trade secret or any other right of any third party; and PAL shall indemnify and hold N-C harmless, resulting from any breach of PAL's representations, or because or as a result of any of PAL's programming (exclusive of the Segments, commercials and infomercials), or from PAL's operation of the radio station.

                  (b) The party seeking indemnification must promptly notify the other of any claim or litigation of which it is aware to which the indemnification relates, provided the failure to notify will only release the other to the extent of actual prejudice.


                       Article 10. Independent Contractors

         N-C and PAL are independent contractors with respect to each other. Nothing herein shall create any association, partnership, joint venture or agency relationship between N-C and PAL. PAL shall be solely responsible for all persons employed by PAL in connection with PAL's performance hereunder including, without limitation, responsibility for all compensation, withholding taxes, worker's compensation insurance and other required payments in connection with such employees.


                               Article 11. General

                  (a) The captions of the sections and articles of this Agreement are for convenience only and shall not in any way affect the interpretation of any section or article of this Agreement or the Agreement itself.

                  (b) A waiver by any party of any of the terms or conditions of this Agreement shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.

                  (c) All notices, statements and other documents required to be given shall be given in writing either by personal delivery, mail or facsimile (except as herein otherwise expressly provided) at the respective addresses of the parties as set forth, or such other addresses as may be designated in writing by either party. Notice given by mail or by facsimile shall be deemed given on date of faxing or upon the date of receipt for mail notices.

                  (d) This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of Illinois.

                  (e) This Agreement constitutes the entire agreement between N-C and PAL and INR with respect to the subject matter herein contained and this Agreement cannot be changed or terminated orally, and no changes, amendments or assignments thereof shall be binding upon N-C until accepted in writing by a duly authorized officer of N-C.

                  (f) This Agreement supersedes all prior written or oral communications or understandings between the parties concerning the subject matter.

                  (g) Each party shall execute any and all further instruments which either party may deem reasonably necessary and proper to carry out the purposes of this Agreement.

                  (h) If any party shall fail to comply with the terms of this Agreement because of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency or any other similar or dissimilar cause beyond such party's reasonable control, then such failure shall not be deemed to be a breach of this Agreement.

                  (i) No party shall assign any of its rights or obligations hereunder without the prior written consent of the others.

         IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Agreement as of the date first written above.


NIGHTINGALE-CONANT CORPORATION               PERSONAL ACHIEVEMENT LIVE, LLC

By____________________________               By_________________________________

Name _________________________               Name ______________________________

Title __________________________             Title _____________________________


                                             INFORMATION RADIO NETWORK, INC.

                                             By_________________________________

                                             Name ______________________________

                                             Title _____________________________